EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-95411) pertaining to the Insure.com, Inc. 1997 Stock Option Plan and the Insure.com, Inc. 1999 Employee Stock Purchase Plan of our report dated March 15, 2007 with respect to the financial statements of Insure.com, Inc included in its Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Ernst & Young, LLP

Chicago, Illinois

March 15, 2007